                        CONSOLIDATED STATEMENT OF INCOME



                                                                   Fiscal        Transition
                                                               Year Ended      Period Ended                  Fiscal Years
                                                                 June 30,          June 30,                 Ended January 31,
U.S. Dollars in Millions, Except Per Share Amounts                   1997              1996              1996              1995
-------------------------------------------------------------------------------------------------------------------------------
Revenues                                                          $12,560           $ 5,013            $9,747           $ 6,399
Cost of revenues                                                    7,683             3,186             6,122             3,654
Selling, general and administrative expenses                        3,944             1,648             3,041             2,020
                                                                  -------------------------------------------------------------
Operating Income                                                      933               179               584               725
Interest, net and other                                                34               114               235               362
                                                                  -------------------------------------------------------------
                                                                      899                65               349               363
Provision (benefit) for income taxes                                  385               (15)              153               169
Minority interest charge (credit)                                      12                (5)               22                --
                                                                  -------------------------------------------------------------
Income Before Discontinued DuPont Activities and
   Cumulative Effect of Accounting Change                             502                85               174               194
                                                                  -------------------------------------------------------------
Discontinued DuPont Activities:
   Dividends, after tax                                                --                --                68               264
   Unremitted earnings                                                 --                --                --               353
   Gain on redemption of 156 million shares, after tax                 --                --             3,164                --
                                                                  -------------------------------------------------------------
                                                                       --                --             3,232               617
                                                                  -------------------------------------------------------------
Income Before Cumulative Effect of Accounting Change                  502                85             3,406               811

Cumulative effect of accounting change, after tax                      --                --                --               (75)
                                                                  -------------------------------------------------------------
Net Income                                                        $   502           $    85            $3,406           $   736
                                                                  -------------------------------------------------------------
Earnings Per Share
   Income before discontinued DuPont activities
      and cumulative effect of accounting change                  $  1.36           $   .23            $  .46           $   .52
   Discontinued DuPont activities, after tax                           --                --              8.67              1.66
                                                                  -------------------------------------------------------------
   Income Before Cumulative Effect of Accounting Change              1.36               .23              9.13              2.18
   Cumulative effect of accounting change, after tax                   --                --                --              (.20)
                                                                  -------------------------------------------------------------
   Net Income                                                     $  1.36           $   .23            $ 9.13           $  1.98

The accompanying notes are an integral part of these financial statements.

                           CONSOLIDATED BALANCE SHEET




                                                                                   June 30,    June 30,     January 31,
U.S. Dollars in Millions                                                               1997        1996            1996
-----------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
   Cash and short-term investments at cost                                          $   504     $   279         $   254
   Receivables, net                                                                   2,015       1,770           2,276
   Inventories                                                                        2,974       3,142           2,914
   Film costs, net of amortization                                                      538         471             510
   DuPont warrants                                                                       -          440              -
   Deferred income taxes                                                                521         402             361
   Prepaid expenses and other current assets                                            402         382             325
                                                                                    -----------------------------------
   TOTAL CURRENT ASSETS                                                               6,954       6,886           6,640
                                                                                    -----------------------------------
Common stock of DuPont                                                                1,034         651             631
DuPont warrants                                                                          -           -              440
Common stock of Time Warner                                                           1,291       2,228           2,356
Film costs, net of amortization                                                         840         783             790
Artists' contracts, advances and other entertainment assets                             645         680             721
Deferred charges and other assets                                                       714         736             737
Property, plant and equipment, net                                                    3,125       2,951           2,806

Investments in unconsolidated companies                                               2,097       2,162           1,936
Excess of cost over fair value of assets acquired                                     4,236       4,551           4,298
                                                                                    -----------------------------------
                                                                                    $20,936     $21,628         $21,355
                                                                                    -----------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
   Short-term borrowings and indebtedness payable within one year                   $   255     $ 1,850         $   936
   Accrued royalties and participations                                                 865         602             642
   Payables and accrued liabilities                                                   2,083       2,086           2,164
   Income and other taxes                                                               314         149             112
                                                                                    -----------------------------------
   TOTAL CURRENT LIABILITIES                                                          3,517       4,687           3,854
                                                                                    -----------------------------------
Long-term indebtedness                                                                2,494       2,562           2,889
Accrued royalties and participations                                                    364         388             404
Deferred income taxes                                                                 2,461       2,163           2,185
Other credits                                                                           827         784             851
Minority interest                                                                     1,851       1,839           1,844
Shareholders' Equity
   Shares without par value                                                             809         725             709
   Cumulative currency translation adjustments                                         (427)       (246)           (268)
   Cumulative gain on equity securities, after tax                                      781         337             407
   Retained earnings                                                                  8,259       8,389           8,480
                                                                                    -----------------------------------
   TOTAL SHAREHOLDERS' EQUITY                                                         9,422       9,205           9,328
                                                                                    -----------------------------------
                                                                                    $20,936     $21,628         $21,355

The accompanying notes are an integral part of these financial statements.

                              Approved by the Board

                                            /s/ C.E. MEDLAND
            EDGAR M. BRONFMAN                    C.E. MEDLAND
               DIRECTOR                             DIRECTOR

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                               Fiscal     Transition
                                                                           Year Ended   Period Ended        Fiscal Years
                                                                             June 30,       June 30,      Ended January 31,
U.S. Dollars in Millions                                                         1997           1996       1996       1995
--------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Income Before Discontinued DuPont Activities and
   Cumulative Effect of Accounting Change                                     $   502        $    85     $  174      $ 194
                                                                              --------------------------------------------
Adjustments to Reconcile Income Before Discontinued
   DuPont Activities and Cumulative Effect of
   Accounting Change to Net Cash Provided:
   Amortization of film costs                                                   1,050            524        642          -
   Depreciation and amortization of assets                                        353            158        255        138
   Amortization of excess of cost over fair value of assets acquired              194             84        113         46
   Gain on sale of Time Warner shares, DuPont warrants and Putnam,
      before tax                                                                 (278)             -          -          -
   Minority interest charged (credited) to income                                  12             (5)        22          -
   Sundry                                                                         147             70         46         17
   Changes in assets and liabilities:
      Receivables, net                                                           (213)           532       (172)      (157)
      Inventories                                                                  (8)          (212)      (137)       (23)
      Prepaid expenses and other current assets                                   (65)           (59)       (19)       (36)
      Artists' contracts, advances and other entertainment assets                  (2)             1         66          -
      Payables and accrued liabilities                                            322           (243)       140        363
      Income and other taxes payable                                              161             55       (105)        38
      Deferred income taxes                                                       (52)            15         14       (114)
      Other credits                                                                23           (102)       (14)        53
                                                                              --------------------------------------------
                                                                                1,644            818         851       325
                                                                              --------------------------------------------
Net Cash Provided by Continuing Operations                                      2,146            903       1,025       519
                                                                              --------------------------------------------

INVESTING ACTIVITIES

Film production                                                                (1,356)          (626)       (684)        -
Capital expenditures                                                             (507)          (305)       (433)     (172)
Proceeds from sale of Time Warner shares, DuPont warrants and Putnam            2,217              -           -         -
Investment in Interscope Records                                                    -           (200)          -         -
Investment in Brillstein-Grey Entertainment                                         -            (81)          -         -
Discontinued DuPont activities:
   Dividends, net of taxes paid                                                     -              -          68       264
   Proceeds from redemption of shares, net of taxes paid                            -              -       7,729         -
Purchase of 80 percent interest in Universal                                        -              -      (5,523)        -
Purchase of Dole juice beverage business                                            -              -        (273)        -
Purchase of Time Warner common stock                                                -              -           -      (474)
Increase in DuPont investment related to 1981 transaction                           -              -           -      (162)
Sundry                                                                           (112)          (117)         (9)      (93)
                                                                              --------------------------------------------
Net Cash Provided by (Used for) Investing Activities                              242         (1,329)        875      (637)
                                                                              --------------------------------------------
FINANCING ACTIVITIES
Dividends paid                                                                   (239)          (112)       (224)     (216)
Issuance of shares upon exercise of stock options and
   conversion of LYONs                                                            107             20          72        22
Shares purchased and retired                                                     (416)           (68)        (18)      (23)
Increase in long-term indebtedness                                                  3             36         214         3
Decrease in long-term indebtedness                                                (29)          (341)       (251)     (252)
(Decrease) increase in short-term borrowings and
   indebtedness payable within one year                                        (1,589)           916      (1,596)      610
                                                                              --------------------------------------------
Net Cash (Used for) Provided by Financing Activities                           (2,163)           451      (1,803)      144
                                                                              --------------------------------------------
NET INCREASE IN CASH AND SHORT-TERM INVESTMENTS                               $   225        $    25     $    97     $  26

The accompanying notes are an integral part of these financial statements.

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                                           Common Shares            Cumulative       Cumulative
                                                           Without Par Value         Currency       Gain (Loss)
                                                              Number                Translation      on Equity      Retained
U.S. Dollars in Millions, Except Per Share Amounts         (thousands)    Amount    Adjustments     Securities      Earnings
----------------------------------------------------------------------------------------------------------------------------
January 31, 1994                                             372,489       $ 617      $(479)          $  46          $4,817
Fiscal year ended January 31, 1995
   Net income before cumulative
      effect of accounting change                                                                                       811
   Cumulative effect of accounting change                                                                               (75)
   Dividends paid ($.58 per share)                                                                                     (216)
   Change in currency translation adjustments                                           120
   Change in market value of equity
      securities, net of $70 tax benefit                                                               (131)
   Shares issued -- exercise of stock options                    827          21
                 -- conversion of LYONs                           31           1
   Shares purchased and retired                                 (810)         (1)                                       (22)
                                                             --------------------------------------------------------------
January 31, 1995                                             372,537         638       (359)            (85)          5,315

Fiscal year ended January 31, 1996
   Net income                                                                                                         3,406
   Dividends paid ($.60 per share)                                                                                     (224)
   Change in currency translation adjustments                                            91
   Change in market value of equity
      securities, net of $265 tax                                                                       492
   Shares issued -- exercise of stock options                  2,056          57
                 -- conversion of LYONs                          550          15
   Shares purchased and retired                                 (681)         (1)                                       (17)
                                                             --------------------------------------------------------------
January 31, 1996                                             374,462         709       (268)            407           8,480

Transition period ended June 30, 1996
   Net income                                                                                                            85
   Dividends paid ($.30 per share)                                                                                     (112)
   Change in currency translation adjustments                                            22
   Change in market value of equity
      securities, net of $38 tax benefit                                                                (70)
   Shares issued -- exercise of stock options                    612          18
                 -- conversion of LYONs                           57           2
   Shares purchased and retired                               (2,072)         (4)                                       (64)
                                                             --------------------------------------------------------------
June 30, 1996                                                373,059         725       (246)            337           8,389

Fiscal year ended June 30, 1997

   Net income                                                                                                           502
   Dividends paid ($.645 per share)                                                                                    (239)
   Change in currency translation adjustments                                          (181)
   Change in market value of equity
      securities, net of $239 tax                                                                       444
   Shares issued -- exercise of stock options                  3,243          98
                 -- conversion of LYONs                          296           9
   Shares purchased and retired                              (11,317)        (23)                                      (393)
                                                             --------------------------------------------------------------
June 30, 1997                                                365,281       $ 809      $(427)          $ 781          $8,259

The accompanying notes are an integral part of these financial statements.

                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE SEAGRAM COMPANY LTD. operates in two global business segments: beverages and entertainment. The beverage businesses are engaged principally in the production and marketing of distilled spirits, wines, fruit juices, coolers, beers and mixers. The entertainment company, Universal Studios, Inc. ("Universal"), formerly known as MCA INC., produces and distributes motion picture, television and home video products, and recorded music; and operates theme parks and retail stores. The Company sold its book publishing unit during the fiscal year ended June 30, 1997 (Note 4).

More than 50 percent of the Company's shares are held by U.S. residents and, therefore, the Company has prepared its consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP) which, in their application to the Company, conform in all material respects to Canadian GAAP. Differences between U.S. and Canadian GAAP and the magnitude thereof are discussed in Note 17. Should a material difference arise in the future, financial statements will be provided under both U.S. and Canadian GAAP.

PRINCIPLES OF CONSOLIDATION The consolidated financial statements include the accounts of The Seagram Company Ltd. and its subsidiaries. The equity method is used to account for unconsolidated affiliates owned 20 percent or more. In conformity with GAAP, management has made estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION Except for operations in highly inflationary economies, affiliates outside the U.S. operating in the beverages segment use the local currency as the functional currency. For affiliates in countries considered to have a highly inflationary economy, inventories and property, plant and equipment are translated at historical exchange rates and translation effects are included in net income. Affiliates outside the U.S. operating in the entertainment segment principally use the U.S. dollar as the functional currency.

INVENTORIES Inventories are stated at cost, which is not in excess of market, and consist principally of spirits, wines and fruit juices. The cost of spirits, wines and fruit juices inventories is determined by either the last-in, first-out (LIFO) method or the identified cost method. The cost of music, publishing, retail and home video inventories is determined by the first-in, first-out (FIFO) method.

In accordance with industry practice, current assets include spirits and wines which, in the Company's normal business cycle, are aged for varying periods of years.

REVENUES AND COSTS
Film Generally, theatrical films are first distributed in the worldwide theatrical and home video markets. Subsequently, theatrical films are made available for worldwide pay television, network exhibition, television syndication and basic cable television. Generally, television films are first licensed for network exhibition and foreign syndication or home video, and subsequently for domestic syndication or cable television. Certain television films are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video.

Revenues from the theatrical distribution of films are recognized as the films are exhibited. Revenues from television and pay television licensing agreements are recognized when the films are available for telecast. Revenues from the sale of home video product, net of provision for estimated returns and allowances, are recognized upon availability of product for retail sale.

Generally, the estimated ultimate costs of completed theatrical and television film productions (including applicable capitalized overhead) are amortized and participation expenses are accrued for each production in the proportion of revenue recognized by the Company during the year to the total estimated future revenue to be received from all sources, under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value may occur.

Film costs, net of amortization, classified as current assets include the portion of unamortized costs of completed theatrical films allocated to theatrical, home video and pay television distribution markets; television films in production which are under contract of sale; and a portion of costs of completed television films. The allocated portion of released film costs expected to be realized from secondary markets or other exploitation is reported as a noncurrent asset. Other costs relating to film production, including the purchase price of literary properties and related film development costs, and the film library are classified as noncurrent assets. Abandoned story and development costs are charged to film production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value as periodically determined on a film-by-film basis. Approximately $300 million of the cost of the Universal acquisition was allocated to the film library and is being amortized on a straight-line basis principally over a 20 year life.

Recorded Music and Book Publishing Revenues from the sale of recorded music and books, net of provision for estimated returns and allowances, are recognized upon shipment. Advances to established recording artists and writers and direct costs associated with the creation of record masters and books are capitalized and are charged to expense as the related royalties are earned or when the amounts are determined to be unrecoverable. The advances are expensed when past performance or current popularity does not provide a sound basis for estimating that the advance will be recouped from royalties to be earned. Approximately $400 million of the cost of the Universal acquisition was allocated to artists' contracts, music catalogs and copyrights and is being amortized, on an accelerated basis, over a 14 to 20 year life.

PROPERTY, PLANT AND EQUIPMENT Property, plant and equipment is carried at cost. Depreciation is determined for financial reporting purposes using the straight-line method over estimated useful asset lives, generally at annual rates of 2 - 10 percent for buildings, 4 - 33 percent for machinery and equipment and 2 - 20 percent for other assets.

EXCESS OF COST OVER FAIR VALUE OF ASSETS ACQUIRED AND OTHER INTANGIBLE ASSETS The unallocated excess of cost of purchased businesses over the fair value of assets acquired, the excess of investments in unconsolidated companies over the underlying equity in tangible net assets acquired and other intangible assets are being amortized on a straight-line basis over various periods from six to 40 years from the date of acquisition. The Company reviews the carrying value of goodwill for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of discounted estimated future operating cash flows anticipated to be generated during the remaining amortization period of the goodwill to the net carrying value of goodwill.

INCOME TAXES Deferred tax assets and liabilities are recognized based on differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates. Deferred taxes are not provided for that portion of undistributed earnings of foreign subsidiaries which is considered to be permanently reinvested.

BENEFIT PLANS Retirement pensions are provided for substantially all of the Company's employees through either defined benefit or defined contribution plans sponsored by the Company or unions representing employees. For Company-sponsored defined benefit plans, pension expense and plan contributions are determined by independent consulting actuaries; pension benefits under defined benefit plans generally are based on years of service and compensation levels near the end of employee service. The funding policy for tax-qualified pension plans is consistent with statutory funding requirements and regulations. Contributions to defined contribution plans are funded and expensed currently. Postretirement health care and life insurance are provided to a majority of nonunion employees in the U.S. Postemployment programs, principally severance, are provided for the majority of nonunion employees. The cost of these programs is accrued based on actuarial studies. There is no advance funding for postretirement or postemployment benefits.

STOCK-BASED COMPENSATION Compensation cost attributable to stock option and similar plans is recognized based on the difference, if any, between the quoted market price of the stock on the date of grant over the exercise price of the option. The Company does not issue options at prices below market value at date of grant.

FINANCIAL INSTRUMENTS The Company occasionally uses foreign exchange contracts to hedge a portion of its foreign indebtedness. In addition, the Company hedges foreign currency risk on intercompany payments through currency forwards and options which offset the exposure being hedged. Gains and losses on forward contracts are deferred and offset against foreign exchange gains and losses on the underlying hedged transaction. Gains and losses on forward contracts used to hedge foreign debt and intercompany payments are recorded in the income statement in selling, general and administrative expenses.

COMPREHENSIVE INCOME The Financial Accounting Standards Board recently issued FAS 130, Reporting Comprehensive Income, which is effective for the Company's fiscal year beginning July 1, 1998. The Company is still evaluating the presentation requirements of this pronouncement.

RECLASSIFICATIONS Certain prior period amounts in the financial statements and notes have been reclassified to conform with the current year presentation.

                                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                              TIME WARNER INC. ("TIME WARNER") INVESTMENT NOTE 1

On May 28, 1997, the Company sold 30 million of its 56.8 million shares of Time Warner common stock for pre-tax proceeds of $1.39 billion. The gain on the sale of the shares, included in interest, net and other, was $154 million ($100 million after tax) in accordance with the specific identification method.

At June 30, 1997, the Company's remaining 26.8 million Time Warner shares, which are accounted for at market value, had a total cost of $937 million.

                  DUPONT SHARE REDEMPTION AND REMAINING DUPONT INVESTMENT NOTE 2

On April 6, 1995, E.I. du Pont de Nemours and Company ("DuPont") redeemed 156 million shares of its common stock owned by the Company for $8.336 billion plus share purchase warrants which the Company valued as of the date of the transaction at $440 million. The Company received after-tax proceeds of approximately $7.7 billion from the transaction. The $3.2 billion gain on the transaction was net of a $2 billion tax provision of which $1.5 billion was deferred. The Company has retained 16.4 million shares of DuPont common stock, post-split (on June 12, 1997, DuPont common stock was split two-for-one), which were carried at their market value of $1.03 billion at June 30, 1997. The underlying historical value of the remaining DuPont shares is $187 million which represents the historical cost of the retained shares plus unremitted earnings related to those shares.

The warrants were sold to DuPont for $500 million on July 24, 1996. The gain on the sale of the warrants was $60 million ($39 million after tax) and is reflected in interest, net and other in the fiscal year ended June 30, 1997.

During the fiscal year ended January 31, 1995, the Company owned 164.2 million shares, pre-split, (approximately 24 percent) of the outstanding common stock of DuPont and accounted for its interest in DuPont using the equity method, whereby its proportionate share of DuPont's earnings was included in income. Financial information for DuPont for its year ended December 31, 1994 follows.

                                                      DUPONT FINANCIAL INFORMATION
Millions                                              Year Ended December 31, 1994
----------------------------------------------------------------------------------
Sales and other income                                                     $40,259
Cost of goods sold and all other expenses                                   35,877
Provision for income taxes                                                   1,655
                                                                           -------
Net income                                                                 $ 2,727
----------------------------------------------------------------------------------

  ACQUISITION OF 80 PERCENT INTEREST IN UNIVERSAL STUDIOS HOLDING I CORP. NOTE 3

On June 5, 1995, the Company completed its purchase of an 80 percent interest in Universal Studios Holding I Corp. ("Universal"), formerly MCA Holding I Corp., the indirect parent of Universal Studios, Inc., formerly MCA INC., from Matsushita Electric Industrial Co., Ltd. ("Matsushita") for $5.7 billion. Matsushita retains a 20 percent interest in Universal.

The acquisition has been accounted for under the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. This valuation resulted in $2.6 billion of unallocated excess of cost over fair value of assets acquired which is being amortized over 40 years.

The unaudited condensed pro forma income statement data which follows assumes the Universal acquisition and the redemption of 156 million shares of DuPont common stock occurred at the beginning of each period presented. The unaudited condensed pro forma income statement data were prepared based upon the historical consolidated income statements of the Company for the fiscal years ended January 31, 1996 and 1995, and of Universal for the five months ended May 31, 1995 and the twelve months ended December 31, 1994, adjusted to reflect purchase accounting. Financial results for Universal for the seven-month period June 1995 through December 1995 were included in the Company's results for the fiscal year ended January 31, 1996. The unaudited pro forma information is not necessarily indicative of the combined results of operations of the Company and Universal that would have resulted if the transactions had occurred on the dates previously indicated, nor is it necessarily indicative of future operating results of the Company.

                                                                       PRO FORMA INCOME STATEMENT DATA
                                                                                        Fiscal Years
                                                                                     Ended January 31,
Millions, Except Per Share Amounts (Unaudited)                                        1996        1995
-------------------------------------------------------------------------------------------------------
Revenues                                                                            $11,667     $11,217
                                                                                    -------------------
Income before cumulative effect of accounting change                                $   154     $   346
Cumulative effect of accounting change                                                   -          (75)
                                                                                    -------------------
Net income                                                                          $   154     $   271
Per share data:
Income before cumulative effect of accounting change                                $   .41     $   .93
Cumulative effect of accounting change                                                    -        (.20)
                                                                                    -------------------
Net income                                                                          $   .41     $   .73

The above pro forma presentation excludes the $3.2 billion after-tax gain on the redemption of the DuPont shares.

                                                 SALE OF PUBLISHING GROUP NOTE 4

On December 16, 1996, the Company completed the sale of its book publishing unit, The Putnam Berkley Group, Inc. ("Putnam"). Proceeds from the sale were $330 million, resulting in a $64 million pre-tax gain on the disposition. There was no after-tax gain or loss due to the write-off of non-tax-deductible goodwill associated with Putnam. The operating results of Putnam through December 16, 1996 are included in operating income.

       ACQUISITION OF THE JUICE BEVERAGE BUSINESS OF THE DOLE FOOD COMPANY, INC.
                                                                 ("DOLE") NOTE 5

On May 19, 1995, the Company acquired the worldwide juice and juice beverage business of Dole for $276 million. The transaction excluded Dole's canned pineapple juice business. The reported operating results for the fiscal year ended January 31, 1996 reflect the results of operations of the acquired business from the acquisition date. The acquisition has been accounted for under the purchase method of accounting. The cost of the acquisition has been allocated on the basis of the estimated fair market value of the assets acquired and liabilities assumed. This valuation resulted in $134 million of unallocated excess cost over fair value of assets acquired which is being amortized over 40 years. The impact of this acquisition was not material to the consolidated results of the Company.

                                  INVESTMENTS IN UNCONSOLIDATED COMPANIES NOTE 6

The Company has a number of investments in unconsolidated companies which are 50 percent or less owned or controlled and are carried in the consolidated balance sheet on the equity method.

Entertainment Segment Significant investments at June 30, 1997 include USA Networks, owner of three advertiser-supported cable television services, USA Network, the Sci-Fi Channel, and Sci-Fi Europe (50 percent owned); Cineplex Odeon Corporation, primarily engaged in theatrical exhibition of motion pictures in the U.S. and Canada (42 percent owned); United International Pictures, a distributor of theatrical and pay television product outside the U.S. and Canada (33 percent owned); Cinema International BV, primarily engaged in marketing of home video product outside the U.S. and Canada (49 percent owned); Cinema International Corporation and United Cinemas International, both engaged in theatrical exhibition of motion pictures in territories outside the U.S. and Canada (49 percent owned); Brillstein-Grey Entertainment (49.5 percent owned) which owns 50 percent of Brillstein-Grey Communications, a producer of network television series; Universal City Florida Partners, which owns Universal Studios Florida, a motion picture and television themed tourist attraction and production facility in Orlando, Florida (50 percent owned); Universal City Development Partners, which has begun development on land adjacent to Universal Studios Florida of an additional themed tourist attraction, Universal Islands of Adventure, and commercial real estate (50 percent owned); USJ Co., Ltd., which has begun development of a motion picture themed tourist attraction, Universal Studios Japan, and commercial real estate in Osaka,Japan (11 percent owned at June 30, 1997; ownership increased to 21 percent in July 1997 and is committed to increase further to 24 percent in fiscal 1998); Sega GameWorks, which designs, develops and operates location-based entertainment centers (31 percent owned); and Interplay Productions, an entertainment software developer (48 percent owned).

Beverages Segment Significant investments at June 30, 1997 include Doosan Seagram Co., Ltd., which is engaged in the production and marketing of whisky products in South Korea (50 percent owned); Seagram (Thailand) Limited, an importer and distributor of spirits and wines (49 percent owned); Kirin-Seagram Limited, engaged in the manufacture, sale and distribution of distilled beverage alcohol and wines in Japan (50 percent owned); and Kirin-Tropicana Inc., engaged in the manufacture, sale and distribution, import and export of fruit juice beverages (50 percent owned).

Summarized financial information, derived from unaudited historical financial information, is presented below for the Company's investments in unconsolidated companies.

                                                                     SUMMARIZED BALANCE SHEET INFORMATION
                                                                   June 30,      June 30,     January 31,
Millions                                                               1997          1996            1996
---------------------------------------------------------------------------------------------------------
Current assets                                                       $1,414        $1,290          $1,102
Noncurrent assets                                                     2,569         2,317           2,219
                                                                     ------------------------------------
Total assets                                                         $3,983        $3,607          $3,321
                                                                     ------------------------------------
Current liabilities                                                   1,205        $1,049          $  920
Noncurrent liabilities                                                1,427         1,219           1,254
Equity                                                                1,351         1,339           1,147
                                                                     ------------------------------------
Total liabilities and equity                                         $3,983        $3,607          $3,321
                                                                     ------------------------------------
Proportionate share of net assets
   of unconsolidated companies                                       $  624        $  612          $  549

Approximately $1.5 billion of the cost of the Universal acquisition was allocated to the investment in unconsolidated companies and is being amortized on a straight-line basis over 40 years.

                                                                SUMMARIZED STATEMENT OF OPERATIONS
                                                    Fiscal Year         Transition     Fiscal Year
                                                          Ended       Period Ended           Ended
                                                       June 30,           June 30,     January 31,
Millions                                                   1997               1996            1996
--------------------------------------------------------------------------------------------------
Revenues                                                 $4,920             $2,168          $2,851
Earnings before interest and taxes                          357                188             214
Net income                                                  235                129             137

The Company's operating income includes $127 million, $57 million and $72 million in equity in the earnings of unconsolidated companies for the fiscal year ended June 30, 1997, the transition period ended June 30, 1996, and the fiscal year ended January 31, 1996, respectively, principally in the entertainment segment.

                                                              LONG-TERM INDEBTEDNESS AND CREDIT ARRANGEMENTS NOTE 7
                                                                                             LONG-TERM INDEBTEDNESS
                                                                               June 30,    June 30,     January 31,
Millions                                                                           1997        1996            1996
-------------------------------------------------------------------------------------------------------------------
9% Debentures due December 15, 1998 (C$200 million)*                             $  156      $  156          $  156
Unsecured term bank loans, due 1997 to 1999, with a
   weighted average interest rate of 4.77%                                          190         251             267
6.5% Debentures due April 1, 2003                                                   200         200             200
8.35% Debentures due November 15, 2006                                              200         200             200
8 3/8% Guaranteed Debentures due February 15, 2007                                  200         200             200
7% Guaranteed Debentures due April 15, 2008                                         200         200             200
8 7/8% Guaranteed Debentures due September 15, 2011                                 223         223             223
9.65% Guaranteed Debentures due August 15, 2018                                     249         249             249
9% Guaranteed Debentures due August 15, 2021                                        198         198             198
8.35% Debentures due January 15, 2022                                               199         199             199
6.875% Debentures due September 1, 2023                                             200         200             200
6% Swiss Franc Bonds due September 30, 2085 (SF 250 million)                        171         200             206
Sundry                                                                              147         217             444
                                                                                 ----------------------------------
                                                                                  2,533       2,693           2,942
Indebtedness payable within one year                                                (39)       (131)            (53)
                                                                                 ----------------------------------
                                                                                 $2,494      $2,562          $2,889

 *All principal and interest payments for these 9% Debentures were converted at issuance through a series of currency exchange contracts from Canadian dollars to U.S. dollars with an effective interest rate of 7.7%.

The Company's unused lines of credit totaled $3.8 billion and have varying terms of up to five years. At June 30, 1997, short-term borrowings comprised $216 million of bank borrowings bearing interest at market rates.

Interest expense on long-term indebtedness was $218 million in the fiscal year ended June 30, 1997, $96 million in the transition period ended June 30, 1996, and $236 million and $246 million in the fiscal years ended January 31, 1996 and 1995, respectively. Annual repayments and redemptions of long-term indebtedness for the five fiscal years subsequent to June 30, 1997 are: 1998 - $39 million; 1999 - $289 million; 2000 - $30 million; 2001 - $1 million; and 2002 - $0.

Joseph E. Seagram & Sons, Inc. ("JES"), the Company's U.S. spirits and wine subsidiary, has outstanding $10 million of Liquid Yield Option Notes (LYONs), which are zero coupon notes with no interest payments due until maturity on March 5, 2006. Each $1,000 face amount LYON may be converted, at the holder's option, into 18.44 of the Company's common shares (353,146 shares at June 30, 1997). The Company has guaranteed the LYONs on a subordinated basis.

In addition, the Company has unconditionally guaranteed JES's 8 3/8 percent Debentures due February 15, 2007, 7 percent Debentures due April 15, 2008,
8 7/8 percent Debentures due September 15, 2011, 9.65 percent Debentures due August 15, 2018 and 9 percent Debentures due August 15, 2021.

Summarized below is the JES financial information:

                                                                         Fiscal      Transition
                                                                     Year Ended    Period Ended         Fiscal Years
                                                                       June 30,        June 30,       Ended January 31,
Millions                                                                   1997            1996        1996        1995
-----------------------------------------------------------------------------------------------------------------------
Revenues                                                                 $3,754          $1,362      $4,031      $4,566
Cost of revenues                                                          2,790           1,062       2,976       3,125
Income before discontinued DuPont activities
   and cumulative effect of accounting change                                87              57          43          60
Discontinued DuPont activities, after tax                                     -               -       3,232         617
Cumulative effect of accounting change                                        -               -           -         (56)
                                                                         ----------------------------------------------
Net income                                                               $   87          $   57      $3,275      $  621
                                                                         ----------------------------------------------


                                                                    June 30,       June 30,     January 31,
                                                                        1997           1996            1996
-----------------------------------------------------------------------------------------------------------
Current assets                                                       $   957        $ 1,348         $ 1,412
Noncurrent assets                                                     12,666         11,702          11,442
                                                                     --------------------------------------
                                                                     $13,623        $13,050         $12,854
                                                                     --------------------------------------
Current liabilities                                                  $   671        $ 1,028         $   720
Noncurrent liabilities                                                 3,809          3,175           3,357
Shareholder's equity                                                   9,143          8,847           8,777
                                                                     --------------------------------------
                                                                     $13,623        $13,050         $12,854
                                                                     --------------------------------------


                              FINANCIAL INSTRUMENTS AND EQUITY SECURITIES NOTE 8

The Company selectively uses foreign currency forward and option contracts to offset the effects of exchange rate changes on cash flow exposures denominated in foreign currencies. These exposures include intercompany trade accounts, service fees, intercompany loans and third-party debt. The Company does not use derivative financial instruments for trading or speculative purposes.

The notional amount of forward exchange contracts and options is the amount of foreign currency bought or sold at maturity and is not a measure of the Company's exposure through its use of derivatives.

At June 30, 1997, the Company held foreign currency forward contracts and options to purchase and sell foreign currencies, including cross-currency contracts and options to sell one foreign currency for another currency, with notional amounts totalling $781 million ($304 million at June 30, 1996). The notional amounts of these contracts, which mature at various dates through December 1998, are summarized below:

                                                    June 30, 1997          June 30, 1996
Millions                                            Buy       Sell        Buy        Sell
-----------------------------------------------------------------------------------------
Canadian dollar                                    $164       $  -       $177        $ -
British pound                                         -        126          -         14
U.S. dollar                                           -        244         42          3
New Zealand dollar                                   25          -         20          -
French franc                                          -        131          -          6
Japanese yen                                          -         38          -          -
Italian lira                                          -         22          -         20
German mark                                           -          9          -          8
Other currencies                                      -         22          -         14
                                                   -------------------------------------
                                                   $189       $592       $239        $65
                                                   -------------------------------------

The Company minimizes its credit exposure to counterparties by entering into contracts only with highly rated commercial banks or financial institutions and by distributing the transactions among the selected institutions. Although the Company's credit risk is the replacement cost at the then-estimated fair value of the instrument, management believes that the risk of incurring losses is remote and that such losses, if any, would not be material. The market risk related to the foreign exchange agreements should be offset by changes in the valuation of the underlying items being hedged.


                                             FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments.

Cash and short-term investments The carrying amount reported in the balance sheet for cash and short-term investments approximates their fair value.

Foreign currency exchange contracts The fair value of forward exchange contracts is based on quoted market prices from banks.

Short- and long-term debt The carrying amounts of commercial paper and short-term bank loans approximate their fair value. The fair value of the Company's long-term debt is estimated based on the quoted market prices for similar issues.

                                                          June 30, 1997          June 30, 1996
                                                        Carrying       Fair    Carrying        Fair
Millions                                                  Amount      Value      Amount       Value
---------------------------------------------------------------------------------------------------
Cash and short-term investments                           $  504     $  504      $  279      $  279
Foreign currency exchange contracts                          (10)       (13)        (15)        (15)
Short-term debt                                              255        255       1,850       1,850
Long-term debt                                             2,494      2,695       2,562       2,741

                                                               EQUITY SECURITIES

The following is a summary of available-for-sale securities comprised of the common stock of DuPont and Time Warner and DuPont warrants:

                                                         June 30,    June 30,     January 31,
Millions                                                     1997        1996            1996
---------------------------------------------------------------------------------------------
Cost                                                       $1,124      $2,357          $2,357
Gross Unrealized Gain                                       1,201         522             630
Fair Value                                                  2,325       2,879           2,987

                      COMMON SHARES, EARNINGS PER SHARE AND STOCK OPTIONS NOTE 9

The Company is authorized to issue an unlimited number of common and preferred shares without nominal or par value. At June 30, 1997, 33,314,272 common shares were potentially issuable upon the conversion of the LYONs and the exercise of employee stock options. The dilutive effect on earnings per share from the assumed issuance of these shares would be less than three percent. Net income per share was based on the following weighted average number of shares outstanding during the fiscal period ended June 30, 1997 - 369,682,224; June 30, 1996 - 373,857,915; January 31, 1996 - 373,116,794 and 1995 - 372,499,060.

In the fiscal year ended January 31, 1996, the Company granted 66,500 restricted shares with a weighted average grant-date fair value of $35.69 per share. These shares have voting and dividend rights; however, sale of the shares is restricted prior to vesting. Restrictions on 33,250 of the restricted shares lapsed on October 1, 1996, the balance will lapse on October 1, 1997.

The Company plans to implement FAS 128, Earnings per Share, effective with the second quarter of the fiscal year ending June 30, 1998. Had FAS 128 been implemented as of July 1, 1996, the Company would have reported Basic earnings per share of $1.36 and Diluted earnings per share of $1.35 for the fiscal year ended June 30, 1997.


                                                              STOCK OPTION PLANS

Under the Company's employee stock option plans, options may be granted to purchase the Company's common shares at not less than the fair market value of the shares on the date of the grant. Currently outstanding options become exercisable one to five years from the grant date and expire ten years after the grant date.

The Company has adopted FAS 123, Accounting for Stock-Based Compensation. In accordance with the provisions of FAS 123, the Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under these plans consistent with the fair value methodology prescribed by FAS 123, the Company's net income and earnings per share would be reduced to the pro forma amounts indicated below:

                                                                    Fiscal        Transition                Fiscal
                                                                Year Ended      Period Ended            Year Ended
                                                                  June 30,          June 30,           January 31,
Millions, except per share amounts                                    1997              1996                  1996
------------------------------------------------------------------------------------------------------------------
Net Income:
   As reported                                                       $ 502              $ 85                $3,406
   Pro forma                                                           469                73                 3,383
Earnings per common share:
   As reported                                                       $1.36              $.23                $ 9.13
   Pro forma                                                          1.27               .19                  9.07

These pro forma amounts may not be representative of future disclosures. The fair value for these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the fiscal year ended June 30, 1997, the transition period ended June 30, 1996 and the fiscal year ended January 31, 1996, respectively: dividend yields of 1.6, 1.8 and 1.9 percent; expected volatility of 24, 22 and 20 percent; risk-free interest rates of 6.7, 6.0 and 6.6 percent; and expected life of six years for all periods. The weighted average fair value of options granted during the fiscal year ended June 30, 1997, the transition period ended June 30, 1996 and the fiscal year ended January 31, 1996 for which the exercise price equals the market price on the grant date was $12.18, $9.70 and $9.23, respectively. The weighted average fair value of options granted during the transition period ended June 30, 1996 for which the exercise price exceeded the market price on the grant date was $6.91.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

Transactions involving stock options are summarized as follows:

                                                                                     Weighted
                                                                                     Average
                                                                                  Exercise Price
                                                               Stock Options        of Options
Description                                                     Outstanding        Outstanding
-------------------------------------------------------------------------------------------------
Balance, January 31, 1994                                       16,274,027           $24.40
Granted                                                          3,677,695            30.56
Exercised                                                         (827,040)           23.42
Cancelled                                                         (219,880)           28.85
                                                                ---------------------------
Balance, January 31, 1995                                       18,904,802            25.59
Granted                                                          6,293,023            31.94
Exercised                                                       (2,055,830)           24.37
Cancelled                                                         (140,840)           29.96
                                                                ---------------------------
Balance, January 31, 1996                                       23,001,155            27.45
Granted                                                          6,757,978            35.41
Exercised                                                         (611,855)           25.97
Cancelled                                                          (61,040)           31.56
                                                                ---------------------------
Balance, June 30, 1996                                          29,086,238            29.33
Granted                                                          7,366,978            38.97
Exercised                                                       (3,242,766)           25.93
Cancelled                                                         (249,324)           33.02
                                                                ---------------------------
Balance, June 30, 1997                                          32,961,126            31.79

The following table summarizes information concerning currently outstanding and exercisable stock options:

                                             Weighted
                                              Average        Weighted                        Weighted
                                            Remaining         Average                         Average
Range of                         Number   Contractual        Exercise            Number      Exercise
Exercise Prices             Outstanding          Life           Price       Exercisable         Price
-----------------------------------------------------------------------------------------------------
$10 - $20                     2,319,117           2.2 yrs.   $  18.15         2,319,117   $     18.15
$20 - $30                     9,370,980           5.1           27.03         8,480,980         26.97
$30 - $40                    20,486,029           8.6           34.91         8,197,735         31.59
$40 - $50                       785,000           8.8           47.37           150,000         47.70
                             ----------                                      ----------
                             32,961,126                                      19,147,832
                             ==========                                      ==========


                                                            INCOME TAXES NOTE 10

The following tables summarize the sources of pretax income and the resulting income tax expense.

                                          GEOGRAPHIC COMPONENTS OF PRETAX INCOME

                                        Fiscal     Transition
                                    Year Ended   Period Ended         Fiscal Years
                                      June 30,       June 30,       Ended January 31,
Millions                                  1997           1996        1996        1995
--------------------------------------------------------------------------------------
U.S.                                   $   255        $  (133)     $    82     $   (24)
Canada                                      70            (24)          17          15
Other jurisdictions                        574            222          250         372
                                       -------        -------      -------     -------
Income before minority interest and
   discontinued DuPont activities          899             65          349         363
Discontinued DuPont activities              --             --        5,283         637
                                       -------        -------      -------     -------
Income before minority interest        $   899        $    65      $ 5,632     $ 1,000
                                       =======        =======      =======     =======


                                                COMPONENTS OF INCOME TAX EXPENSE

                                                  Fiscal     Transition
                                              Year Ended   Period Ended            Fiscal Years
                                                 June 30,       June 30,         Ended January 31,
Millions                                            1997           1996          1996         1995
--------------------------------------------------------------------------------------------------
Income tax expense (benefit) applicable to:
Continuing operations                             $  385         $   52        $  153       $  104
1981 transaction*                                     --            (67)           --           65
Discontinued DuPont activities                        --             --         2,051           20
                                                  ------         ------        ------       ------
Total income tax expense (benefit)                $  385         $  (15)       $2,204       $  189
                                                  ======         ======        ======       ======

*The 1981 transaction relates to a loss disallowed by the U.S. Tax Court on the exchange of common stock of Conoco Inc. for DuPont. In June, 1996, the Company and the IRS reached a settlement whereby a portion of the original loss was allowed.

Current
   Continuing operations
      Federal                            $   224        $   (14)       $    26        $   (12)
      State and local                         43              6             19             --
      1981 transaction                        --           (105)            --            188
      Other jurisdictions                    170             83             94            107
                                         -------        -------        -------        -------
                                             437            (30)           139            283
                                         -------        -------        -------        -------
   Discontinued DuPont activities             --             --            612             20
                                         -------        -------        -------        -------
                                             437            (30)           751            303
                                         -------        -------        -------        -------
Deferred
   Continuing operations
      Federal                                (24)            (8)            39              4
      State and local                        (19)            (2)            (2)            --
      1981 transaction                        --             38             --           (123)
      Other jurisdictions                     (9)           (13)           (23)             5
                                         -------        -------        -------        -------
                                             (52)            15             14           (114)
                                         -------        -------        -------        -------
   Discontinued DuPont activities             --             --          1,439             --
                                         -------        -------        -------        -------
                                             (52)            15          1,453           (114)
                                         -------        -------        -------        -------
Total income tax expense (benefit)       $   385        $   (15)       $ 2,204        $   189
                                         =======        =======        =======        =======

                                        COMPONENTS OF NET DEFERRED TAX LIABILITY

                                                    June 30,    June 30    January 31,
Millions                                               1997        1996          1996
-------------------------------------------------------------------------------------
Basis and amortization differences                  $   547     $   471       $   428
DuPont share redemption                               1,540       1,540         1,489
Time Warner and DuPont investments                      420         183           220
Unremitted foreign earnings                              59          27            17
Other, net                                               20          86            80
                                                    -------     -------       -------
Deferred tax liabilities                              2,586       2,307         2,234
                                                    -------     -------       -------
Deferred revenue                                       (132)         --            --
Employee benefits                                      (117)       (102)         (101)
Tax credit carryovers                                   (49)       (172)         (150)
Valuation, doubtful accounts and return reserves       (262)       (323)         (269)
Other, net                                             (128)        (99)          (24)
                                                    -------     -------       -------
Deferred tax assets                                    (688)       (696)         (544)
Valuation allowance                                      42         150           134
                                                    -------     -------       -------
                                                       (646)       (546)         (410)
                                                    -------     -------       -------
Net deferred tax liability                          $ 1,940     $ 1,761       $ 1,824
                                                    =======     =======       =======

The Company has U.S. tax credit carryovers of $49 million; $18 million of which has no expiration date and $36 million of which have expiration dates through 2009. The valuation allowance arises from uncertainty as to the realization of certain U.S. tax credit carryforwards. If realized, these benefits would be applied to reduce the Universal unallocated excess purchase price.

                               EFFECTIVE INCOME TAX RATE - CONTINUING OPERATIONS

                                                    Fiscal     Transition
                                                Year Ended   Period Ended       Fiscal Years
                                                   June 30,       June 30,    Ended January 31,
                                                      1997           1996     1996        1995
----------------------------------------------------------------------------------------------
U.S. statutory rate                                     35%            35%      35%         35%
1981 transaction                                        --           (103)      --          18
State and local                                          2              4        3          --
Dividends received deduction                            (1)            (7)      (3)         (3)
Goodwill amortization                                    7             45       11           4
Other                                                   --              3       (2)         (7)
                                                     -----          -----    -----       -----
Effective income tax rate -- continuing operations      43%           (23%)     44%         47%
                                                     =====          =====    =====       =====

Various taxation authorities have proposed or levied assessments for additional income taxes of prior years. Management believes that settlements will not have a material effect on the results of operations, financial position or liquidity of the Company.


                                                           BENEFIT PLANS NOTE 11

                                                                         PENSION
Pension costs were $48 million for the fiscal year ended June 30, 1997, $27 million for the transition period ended June 30, 1996 and $45 million and $24 million for the fiscal years ended January 31, 1996 and 1995, respectively.

The Company has defined benefit pension plans which cover certain U.S. employees. The net cost of the Company's U.S. pension plans was based on an expected long-term return on plan assets of 10.75 percent for the fiscal year ended June 30, 1997, 10 percent for the transition period ended June 30, 1996 and 10.75 percent for each of the fiscal years ended January 31, 1996 and 1995. A discount rate of 7.75 percent was used in determining the actuarial present value of the projected benefit obligation at June 30, 1997 and 1996; a discount rate of 7.0 percent was used at January 31, 1996. The assumed rates of increase in future compensation levels were five to six percent for the fiscal year ended June 30, 1997 and the transition period ended June 30, 1996, 4.5 to 5.5 percent for the fiscal year ended January 31, 1996, and six to seven percent for the fiscal year ended January 31, 1995. Plans outside the U.S. used assumptions in determining the actuarial present value of projected benefit obligations that reflect the economic environments within the various countries, and therefore are consistent with (but not identical to) those of the U.S. plans.

The majority of the pension arrangements for the Company's employees of affiliates outside the U.S., the United Kingdom and Canada are either insured or government sponsored. In those affiliates outside of the U.S. where defined benefit plans exist (United Kingdom, Canada and France), the net periodic pension cost was $6 million for the fiscal year ended June 30, 1997, $3 million for the transition period ended June 30, 1996 and $6 million for each of the fiscal years ended January 31, 1996 and 1995. At June 30, 1997, the present value of these plans' projected benefit obligation was $309 million, $283 million of which was for vested benefits; the fair value of plan assets was $361 million.

                                  NET COST OF U.S. DEFINED BENEFIT PENSION PLANS

                                                        Fiscal     Transition
                                                    Year Ended   Period Ended        Fiscal Years
                                                       June 30,       June 30,     Ended January 31,
Millions                                                  1997           1996      1996        1995
---------------------------------------------------------------------------------------------------
Service cost -- benefits earned during the period        $  20          $   8     $  17       $  18
Interest cost on Projected Benefit Obligation               54             22        52          47
Return on plan assets
   Actual (gain) loss                                     (174)           (55)     (204)         11
   Deferred actuarial gain (loss)                           94             26       147         (75)
Net amortization                                             2              2         4           4
                                                         -----          -----     -----       -----
Net pension (income) cost                                $  (4)         $   3     $  16       $   5
                                                         =====          =====     =====       =====


                                    STATUS OF U.S. DEFINED BENEFIT PENSION PLANS

                                                                   June 30, 1997                   June 30, 1996
                                                          Assets Exceed     Accumulated   Assets Exceed     Accumulated
                                                            Accumulated        Benefits     Accumulated        Benefits
Millions                                                       Benefits   Exceed Assets        Benefits   Exceed Assets
------------------------------------------------------------------------------------------------------------------------
Actuarial present value of Vested Benefit Obligation              $(517)          $ (82)          $(501)          $ (78)
                                                                  -----           -----           -----           -----
   Accumulated Benefit Obligation                                 $(543)          $ (85)          $(525)          $ (81)
                                                                  -----           -----           -----           -----
   Projected Benefit Obligation                                   $(625)          $(110)          $(609)          $(105)
Plan assets at fair value, principally equity securities            892              --             757              --
                                                                  -----           -----           -----           -----
Plan assets in excess of (less than) Projected
   Benefit Obligation                                               267            (110)            148            (105)
Deferred net actuarial (gain) loss                                 (195)             35             (95)             38
Unamortized prior service cost                                        7               5               7               6
Unamortized transition obligation                                    --               2              --               3
Recognition of minimum liability                                     --             (17)             --             (23)
                                                                  -----           -----           -----           -----
Prepaid (accrued) pension cost                                    $  79           $ (85)          $  60           $ (81)
                                                                  =====           =====           =====           =====


                                                                     January 31, 1996
                                                           Assets Exceed        Accumulated
                                                             Accumulated           Benefits
Millions                                                        Benefits      Exceed Assets
-------------------------------------------------------------------------------------------
Actuarial present value of Vested Benefit Obligation               $(532)             $ (82)
                                                                   -----              -----
   Accumulated Benefit Obligation                                  $(559)             $ (84)
                                                                   -----              -----
   Projected Benefit Obligation                                    $(648)             $(110)
Plan assets at fair value, principally equity securities             715                 --
                                                                   -----              -----
Plan assets in excess of (less than) Projected
   Benefit Obligation                                                 67               (110)
Deferred net actuarial (gain) loss                                   (20)                46
Unamortized prior service cost                                         6                  6
Unamortized transition obligation                                     --                  3
Recognition of minimum liability                                      --                (30)
                                                                   -----              -----
Prepaid (accrued) pension cost                                     $  53              $ (85)
                                                                   =====              =====


The Company has defined contribution plans covering certain U.S. employees. Contributions made to these plans are included in consolidated pension costs.


                                                                  POSTRETIREMENT

The Company provides retiree health care and life insurance benefits covering certain retirees. Certain U.S. salaried and certain hourly employees are eligible for benefits upon retirement and completion of a specified number of years of service.

The components of net periodic postretirement benefit cost are as follows:

                                                                   Fiscal     Transition
                                                               Year Ended   Period Ended          Fiscal Years
                                                                  June 30,       June 30,       Ended January 31,
Millions                                                             1997           1996        1996        1995
----------------------------------------------------------------------------------------------------------------
Service cost -- benefits earned during the period                    $  4           $  2        $  3        $  3
Interest cost on accumulated postretirement benefit obligation         14              6          14          11
Amortization of prior service cost                                     (4)            (2)         (4)         (4)
                                                                     ----           ----        ----        ----
Net postretirement benefit cost                                      $ 14           $  6        $ 13        $ 10
                                                                     ====           ====        ====        ====

The accumulated postretirement benefit obligation, included in other credits in the accompanying balance sheet, comprises the following:

                                              June 30,    June 30,  January 31,
Millions                                         1997        1996         1996
--------------------------------------------------------------------------------
Retirees                                        $ 113       $ 125        $ 132
Fully eligible active plan participants            28          25           27
Other active plan participants                     48          46           50
Unrecognized:
   Actuarial gain (loss)                           15           3          (11)
   Prior service cost                              33          37           39
                                                -----       -----        -----
Accrued postretirement benefit obligation       $ 237       $ 236        $ 237
                                                =====       =====        =====

Future benefit costs were estimated assuming medical costs would increase at an
8.8 percent annual rate, decreasing to a 5.5 percent annual growth rate ratably over the next five years, and then remaining at a 5.5 percent growth rate thereafter. A one-percentage-point increase in this annual trend rate would have increased the postretirement benefit obligation at June 30, 1997 by $11 million ($7 million after tax), with an increase in pretax expense of $1 million for the fiscal year ended June 30, 1997. The weighted average discount rate used to estimate the accumulated postretirement benefit obligation was 7.75 percent at June 30, 1997 and 1996 and 7.0 percent at January 31, 1996.


                                                                  POSTEMPLOYMENT

The Company adopted Financial Accounting Standard No. 112, Employers' Accounting for Postemployment Benefits (FAS 112), in the first quarter of the fiscal year ended January 31, 1995, resulting in a $75 million charge, net of $40 million of deferred tax benefit. FAS 112 requires that the expected cost of postemployment benefits be recognized when they are earned rather than when they are paid. The postemployment obligation was increased to reflect the reengineering activities described in Note 14.

                                    BUSINESS SEGMENT AND GEOGRAPHIC DATA NOTE 12

                                                           BUSINESS SEGMENT DATA

Millions                                     Beverages     Entertainment       Corporate(1)        Total
--------------------------------------------------------------------------------------------------------
JUNE 30, 1997
Revenues                                      $  6,967          $  5,593        $     --        $ 12,560
Depreciation and amortization of assets            164               185               4             353
Amortization of goodwill                            51               143              --             194
Operating income (expense)                         823               242            (132)            933
Identifiable assets                              7,429            10,670           2,837          20,936
Capital expenditures                               301               206              --             507

JUNE 30, 1996 (TRANSITION PERIOD)
Revenues                                      $  2,653          $  2,360        $     --        $  5,013
Depreciation and amortization of assets             70                86               2             158
Amortization of goodwill                            22                62              --              84
Operating income (expense)                         225                 1             (47)            179
Identifiable assets                              7,665            10,269           3,694          21,628
Capital expenditures                               168               136               1             305

JANUARY 31, 1996
Revenues                                      $  6,694          $  3,053        $     --        $  9,747
Depreciation and amortization of assets            154                97               4             255
Amortization of goodwill                            51                62              --             113
Operating income (expense)                         456               205             (77)            584
Identifiable assets                              7,603             9,997           3,755          21,355
Capital expenditures                               257               175               1             433

JANUARY 31, 1995
Revenues                                      $  6,399                          $     --        $  6,399
Depreciation and amortization of assets            134                                 4             138
Amortization of goodwill                            46                                --              46
Operating income (expense)                         781                               (56)            725
Identifiable assets                              7,028                             5,964          12,992
Capital expenditures                               156                                16             172

(1) Includes (i) corporate expenses and assets not identifiable with either business segment, and (ii) DuPont and Time Warner holdings, which represented 82%, 90%, 91%, and 96% of corporate assets at June 30, 1997 and 1996 and January 31, 1996 and 1995, respectively.

(2) Includes a $290 million charge related to reengineering activities.

The Financial Accounting Standards Board recently issued FAS 131, Disclosures about Segments of an Enterprise and Related Information, which is effective for the Company's fiscal year beginning July 1, 1998. The Company is still evaluating the impact of adopting this pronouncement.

                                                                 GEOGRAPHIC DATA

                                                 Revenues(1)
                                        Unrelated          Inter-       Operating            Total
Millions                                  Parties         company          Income        Assets(2)
--------------------------------------------------------------------------------------------------
JUNE 30, 1997
U.S.                                     $  7,057        $    172        $    132         $ 13,150
Europe                                      3,679             390             544            4,168
Asia Pacific                                  960              --              46              559
Latin America                                 480              27              37              355
Canada                                        384             235             174              379
                                         --------        --------        --------         --------
                                         $ 12,560        $    824        $    933         $ 18,611
                                         --------        --------        --------         --------

JUNE 30, 1996 (TRANSITION PERIOD)
U.S.                                     $  2,735        $     73        $   (105)        $ 12,773
Europe                                      1,588             176             239            4,402
Asia Pacific                                  395              --              (8)             429
Latin America                                 147              13              22              288
Canada                                        148              61              31              417
                                         --------        --------        --------         --------
                                         $  5,013        $    323        $    179         $ 18,309
                                         --------        --------        --------         --------
JANUARY 31, 1996
U.S.                                     $  5,185        $    167        $    131         $ 12,171
Europe                                      3,026             464             276            4,585
Asia Pacific                                  860              --              30              463
Latin America                                 415              29              14              324
Canada                                        261             212             133              385
                                         --------        --------        --------         --------
                                         $  9,747        $    872        $    584         $ 17,928
                                         --------        --------        --------         --------
JANUARY 31, 1995
U.S.                                     $  2,818        $    112        $    160         $  2,510
Europe                                      2,254             400             365            3,749
Asia Pacific                                  750              --              15              395
Latin America                                 440              30              43              388
Canada                                        137             207             142              237
                                         --------        --------        --------         --------
                                         $  6,399        $    749        $    725         $  7,279
                                         --------        --------        --------         --------


(1) Revenues are classified based upon the location of the legal entity which invoices the customer rather than the location of the customer. Revenues among geographic areas include intercompany transactions on a current market price basis.

(2) Excludes DuPont and Time Warner holdings.


                                                      FISCAL YEAR CHANGE NOTE 13

Effective June 30, 1996, the Company changed its fiscal year-end from January 31 to June 30. Accordingly, the consolidated financial statements include the results of operations for the transition period, which are not necessarily indicative of operations for a full year.

Results for the comparable prior year period are summarized below.

                                                               Five Months Ended
Millions, Except Per Share Amounts (Unaudited)                     June 30, 1995
--------------------------------------------------------------------------------
Revenues                                                                  $2,715
Operating income                                                             256
Provision for income taxes                                                    63
Income before discontinued DuPont activities                                 117
Discontinued DuPont activities, after tax                                  3,232
Net income                                                                 3,349

EARNINGS PER SHARE
Income before discontinued DuPont activities                              $  .32
Discontinued DuPont activities, after tax                                   8.67
Net income                                                                  8.99

                                                REENGINEERING ACTIVITIES NOTE 14

In connection with a program to better position its beverage operations to achieve its strategic growth objectives, the Company recorded a pretax charge of $290 million in the fiscal year ended January 31, 1996. The charge related principally to the Company's global spirits and wine manufacturing, financial, marketing and distribution systems and includes rationalization of facilities in the U.S. and Europe and other costs related to the redesign of processes associated with the fulfillment of customer orders and the organizational structure under which the spirits and wine business operates. The components of the $290 million charge reflected approximately a $100 million provision for severance costs, $120 million for asset write-downs/impairments and $70 million for facility rationalization, including lease terminations, and other reengineering programs.


                                        ADDITIONAL FINANCIAL INFORMATION NOTE 15

                                             INCOME STATEMENT AND CASH FLOW DATA

                                                    Fiscal      Transition
                                                Year Ended    Period Ended                Fiscal Years
                                                  June 30,        June 30,              Ended January 31,
Millions                                              1997            1996            1996            1995
----------------------------------------------------------------------------------------------------------
INTEREST, NET AND OTHER
Interest expense                                   $   326         $   151         $   378         $   408
Interest income                                        (34)            (13)           (102)            (10)
Dividend income                                        (40)            (19)            (38)            (34)
Capitalized interest                                    (4)             (5)             (3)             (2)
Gain on sale of Time Warner shares                    (154)
Gain on sale of DuPont warrants                        (60)
                                                   -------         -------         -------         -------
                                                   $    34         $   114         $   235         $   362
                                                   -------         -------         -------         -------

EXCISE TAXES
(included in revenues and cost of revenues)        $   808         $   296         $   812         $   836

CASH FLOW DATA
Interest paid, net                                 $   293         $   113         $   262         $   361
Income taxes paid (refunded)                       $   138         $   (37)        $ 1,083         $   101

                                                              BALANCE SHEET DATA

                                          June 30,       June 30,    January 31,
Millions                                     1997           1996           1996
--------------------------------------------------------------------------------
RECEIVABLES
Trade                                     $ 1,899        $ 1,860        $ 2,370
Other                                         430            267            189
                                          -------        -------        -------
                                            2,329          2,127          2,559
Allowance for doubtful accounts and
   other valuation accounts                  (314)          (357)          (283)
                                          -------        -------        -------
                                          $ 2,015        $ 1,770        $ 2,276
                                          -------        -------        -------

INVENTORIES
Beverages                                 $ 2,704        $ 2,789        $ 2,600
Materials, supplies and other                 270            353            314
                                          -------        -------        -------
                                          $ 2,974        $ 3,142        $ 2,914
                                          -------        -------        -------
LIFO INVENTORIES
Estimated replacement cost                $   631        $   680        $   473
Excess of replacement cost over
   LIFO carrying value                       (169)          (175)          (180)
                                          -------        -------        -------
                                          $   462        $   505        $   293
                                          -------        -------        -------
FILM COSTS, NET OF AMORTIZATION

THEATRICAL FILM COSTS
Released                                  $   468        $   490        $   588
In process and unreleased                     501            386            295
                                          -------        -------        -------
                                              969            876            883
                                          -------        -------        -------
TELEVISION FILM COSTS
Released                                      368            368            391
In process and unreleased                      41             10             26
                                          -------        -------        -------
                                              409            378            417
                                          -------        -------        -------
                                          $ 1,378        $ 1,254        $ 1,300
                                          -------        -------        -------


Unamortized costs related to released theatrical and television films aggregated $836 million at June 30, 1997. Excluding the portion of the purchase price allocated to the film library which is being amortized over a 20 year life, the Company currently anticipates that approximately 81 percent of the unamortized released film costs will be amortized under the individual film forecast method during the three years ending June 30, 2000.

                                          June 30,       June 30,     January 31,
Millions                                     1997           1996           1996
--------------------------------------------------------------------------------
PROPERTY, PLANT AND EQUIPMENT
Land                                      $   543        $   544        $   528
Buildings and improvements                  1,577          1,367          1,297
Machinery and equipment                     1,634          1,531          1,456
Furniture and fixtures                        338            348            355
Construction in progress                      343            294            226
                                          -------        -------        -------
                                            4,435          4,084          3,862
Accumulated depreciation                   (1,310)        (1,133)        (1,056)
                                          -------        -------        -------
                                          $ 3,125        $ 2,951        $ 2,806
                                          -------        -------        -------

PAYABLES AND ACCRUED LIABILITIES
Trade                                     $   457        $   576        $   596
Other                                       1,626          1,510          1,568
                                          -------        -------        -------
                                          $ 2,083        $ 2,086        $ 2,164
                                          -------        -------        -------

                                           COMMITMENTS AND CONTINGENCIES NOTE 16

The Company has various commitments for the purchase or construction of property, plant and equipment, materials, supplies and items of investment related to the ordinary conduct of business.

The Company has entered into an arrangement to sell to a third party substantially all films produced or acquired during the term of the agreement for amounts which approximate cost. The Company will serve as sole distributor and earns a distribution fee, which is variable and contingent upon the films' performance. In addition, the Company has the option to purchase the films at certain future dates.

The Company is involved in various lawsuits, claims and inquiries. Management believes that the resolution of these matters will not have a material adverse effect on the results of operations, financial position or liquidity of the Company.


  DIFFERENCES BETWEEN U.S. AND CANADIAN GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                                                         NOTE 17

Differences between U.S. and Canadian GAAP for these financial statements are:

(i) The common stock in DuPont and Time Warner would be carried at cost under Canadian GAAP, thereby reducing shareholders' equity by $781 million or eight percent at June 30, 1997. There is no effect on net income.

(ii) The gain on the sale of the Time Warner shares would be computed according to the average cost method under Canadian GAAP. The after-tax gain would be increased by $58 million under this method.

(iii) The deferred tax liability at June 30, 1997 under Canadian GAAP, rather than under FAS 109, would be approximately $30 million lower and shareholders' equity $30 million higher. (A draft accounting standard has been issued in Canada which, if adopted, will eliminate this difference.)

(iv) Proportionate consolidation of joint ventures under Canadian GAAP would increase assets and liabilities by approximately $1.02 billion and increase working capital by approximately $110 million at June 30, 1997. There is no effect on net income.

(v) The cumulative effect of the accounting change in the fiscal year ended January 31, 1995 would be excluded from net income and taken directly to retained earnings under Canadian GAAP.

(vi)  Other differences between U.S. and Canadian GAAP are immaterial.

                                                             MANAGEMENT'S REPORT

The Company's management is responsible for the preparation of the accompanying financial statements in accordance with generally accepted accounting principles, including the estimates and judgments required for such preparation.

The Company has a system of internal accounting controls designed to provide reasonable assurance that assets are safeguarded and financial records underlying the financial statements properly reflect all transactions. The system contains self-monitoring mechanisms, including a program of internal audits, which allow management to be reasonably confident that such controls, as well as the Company's administrative procedures and internal reporting requirements, operate effectively. Management believes that its long-standing emphasis on the highest standards of conduct and business ethics, as set forth in written policy statements, serves to reinforce the system of internal accounting controls. There are inherent limitations in the effectiveness of any system of internal control, including the possibility of human error or the circumvention or overriding of controls. Accordingly, even an effective internal control system can provide only reasonable assurance with respect to financial statement preparation.

The Company's independent accountants, Price Waterhouse LLP, review the system of internal accounting controls to the extent they consider necessary to evaluate the system as required by generally accepted auditing standards. Their report covering their audits of the financial statements is presented below.

The Audit Committee of the Board of Directors, solely comprising Directors who are not officers or employees of the Company, meets with the independent accountants, the internal auditors and management to ensure that each is discharging its respective responsibilities relating to the financial statements. The independent accountants and the internal auditors have direct access to the Audit Committee to discuss, without management present, the results of their audit work and any matters they believe should be brought to the Committee's attention.




/s/ EDGAR BRONFMAN, JR.                                                     /S/ROBERT W. MATSCHULLAT
-----------------------                                                        ---------------------
    EDGAR BRONFMAN, JR.                                                        ROBERT W. MATSCHULLAT
PRESIDENT AND CHIEF EXECUTIVE OFFICER                      VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER

                                        August 13, 1997

                                               REPORT OF INDEPENDENT ACCOUNTANTS


TO THE SHAREHOLDERS OF THE SEAGRAM COMPANY LTD. We have audited the accompanying consolidated balance sheet of The Seagram Company Ltd. and its subsidiaries as of June 30, 1997 and 1996 and January 31, 1996 and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended June 30, 1997, the transition period ended June 30, 1996 and for each of the two fiscal years in the period ended January 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the U.S. and Canada. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of the Company and its subsidiaries as of June 30, 1997 and 1996 and January 31, 1996 and the results of their operations and their cash flows for the fiscal year ended June 30, 1997, the transition period ended June 30, 1996 and for each of the two fiscal years in the period ended January 31, 1996, in accordance with generally accepted accounting principles in the U.S. which, in their application to the Company, conform in all material respects with generally accepted accounting principles in Canada.

The Company changed its accounting for postemployment benefits other than pensions, under generally accepted accounting principles in the U.S., during the fiscal year ended January 31, 1995, as described in Note 11.


                                                         /S/PRICE WATERHOUSE LLP
                                                           ---------------------
                                                            PRICE WATERHOUSE LLP

                                                              New York, New York
                                                                 August 13, 1997